UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Earliest Event Reported: February 1, 2010

Date of Report: March 26, 2010

J.B. POINDEXTER & CO., INC.

(Exact name of registrant as specified in its charter)

Delaware	333-123598	76-0312814
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(I.R.S. Employer Identification No.)

600 Travis, Suite 200, Houston, Texas 77002

(Address of principal executive office) (Zip Code)

Registrant’s telephone number, including area code: (713) 655-9800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4© under the Exchange Act (17 CFR 240.13e-4©)

Item 2.02               Results of Operations and Financial Condition.

On March 26, 2010, the Registrant announced unaudited and preliminary results of operations for the year ended December 31, 2009.  A copy of the presentation is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 5.02               Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Chief Operating Officer

J.B. Poindexter & Co., Inc. announced that Robert Preston, age 58, became the Executive Vice President and Chief Operating Officer of the company effective February 1, 2010.  Mr. Preston began his early employment in engineering and operations positions with Dupont and progressed rapidly through increasingly responsible assignments throughout his 28 years with such notable companies as Allied Signal/Honeywell and Eastman Chemical Company.

Most recently, he was the President of Eastman Chemical’s Asia Pacific company based in Shanghai from 2004 to 2009.  He holds Bachelors and Masters Degrees in Engineering from Northeastern University and Rutgers University respectively.

Item 9.01               Financial Statements and Exhibit.

(d)           Exhibits.

The following Exhibit is filed herewith:

99.1         J.B. Poindexter & Co., Inc., Announces 2009 Unaudited Earnings and Fourth Quarter Conference Call

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned thereunto duly authorized.

J.B. POINDEXTER & CO., INC.

Date: March 26, 2010	By:	/s/ David Kay
David Kay Chief Financial Officer